                                                                  EXHIBIT 10.26



                         MANAGEMENT INVESTMENT AGREEMENT
                                (NEIL KORNSWIET)



               MANAGEMENT INVESTMENT AGREEMENT (this "Agreement") dated as of December 23, 1998, between Aames Financial Corporation, a Delaware corporation (the "Company"), and Neil Kornswiet, an individual residing at 16105 Whitecap Lane, Huntington Beach, California, 96249 (the "Management Investor").

               WHEREAS, on the date hereof, the Company and Capital Z Financial Services Fund II, L.P., a Bermuda limited partnership ("Capital Z"), are entering into a Preferred Stock Purchase Agreement (the "Purchase Agreement"), pursuant to which Capital Z has agreed to purchase, together with Capital Z Affiliates and co-investors as designated by Capital Z, shares of the Company's Series B Convertible Preferred Stock, par value $0.001 per share ("Series B Preferred Stock") and Series C Convertible Preferred Stock, par value $0.001 per share ("Series C Preferred Stock," and, together with the Series B Preferred Stock, "Senior Preferred Stock"), in the amounts and subject to the conditions set forth in the Purchase Agreement; and

               WHEREAS, the Management Investor is a senior management employee of the Company and, as a condition precedent to the closing of the transactions contemplated by the Purchase Agreement, certain senior management employees of the Company, including the Management Investor, are required to purchase Series C Preferred Stock from the Company; and

               WHEREAS, the Management Investor desires to purchase from the Company, and the Company desires to sell to the Management Investor, Series C Preferred Stock under the terms and conditions set forth in this Agreement.

               NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

               SECTION 1. Defined Terms. Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Purchase Agreement.

               SECTION 2. Sale and Delivery.

               (a) Upon the terms and subject to the conditions set forth herein, and conditioned upon the consummation of the Initial Closing, in reliance upon the representations and warranties of the Management Investor hereinafter set forth, and



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

for the purchase price described in Section 2(b), the Company shall issue, sell and deliver to the Management Investor pursuant to the Rights Offering, and the Management Investor shall purchase from the Company pursuant to the Rights Offer, an aggregate of $1,667,000 in stated value (at $1.00 per share) of Series C Preferred Stock (such shares of Series C Preferred Stock are referred to collectively herein as the "Shares") at the price per share at which Series C Preferred Stock is offered in the Rights Offer, subject to the terms and conditions of the Rights Offering.

               (b) The purchase price for the Shares purchased by the Management Investor shall be paid by delivery by the Management Investor to the Company of a 6.5% promissory note having an original principal amount equal to such amount (the "Note"), the form of which Note is attached hereto as Exhibit A.

               (c) The purchase and sale of Shares by the Management Investor shall occur at the time and place provided for in the Rights Offer, and at the closing of such purchase and sale of Shares by the Management Investor:

                   (i) the Company shall deliver to the Management Investor certificates representing the Shares, duly endorsed for transfer, transferring to the Management Investor good and marketable title to such Shares, free and clear of all liens and encumbrances; and

                   (ii) the Management Investor shall deliver to the Company:

                       (A) any documents required to be submitted by a Company
               shareholder desiring to participate in the Rights Offer;

                       (B) the Note; and

                       (C) a pledge agreement (the "Pledge Agreement")
               substantially in the form attached hereto as Exhibit B, pursuant to which Pledge Agreement, among other things, the Management Investor's obligations under the Note shall be secured by a pledge of (i) the Shares, (ii) the shares of Common Stock that may be acquired upon conversion of the Shares (the "Underlying Common Shares"), and (iii) certain other collateral described therein.

               SECTION 3. Representations and Warranties of the Management Investor. The Management Investor hereby represents and warrants to the Company as follows:

               (a) The Shares (and the Underlying Common Shares) to be purchased by such Management Investor will be acquired for investment for the Management Investor's own account and not with



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


a view to the resale or distribution of any part thereof, except in compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), or an exemption therefrom, and in compliance with the terms of this Agreement. The Management Investor is a senior management employee of the Company and is fully familiar with the business of the Company and with the risks associated with the purchase of the Shares pursuant to this Agreement. The Management Investor is an accredited investor as defined under Rule 501(a) under the Securities Act.

               (b) The Management Investor understands that the Shares and the Underlying Common Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares (and the Underlying Common Shares) may be resold without registration under the Securities Act only in certain limited circumstances.

               (c) The Management Investor further agrees that each certificate representing the Shares (and the Underlying Common Shares) shall be stamped or otherwise imprinted with a legend substantially in the following form:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH SECURITIES HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND TO THE OTHER TERMS SET FORTH IN THAT CERTAIN MANAGEMENT INVESTMENT AGREEMENT, DATED AS OF DECEMBER 23, 1998, AND BY A CERTAIN RELATED PLEDGE AGREEMENT, BETWEEN THE COMPANY AND NEIL KORNSWIET, A COPY OF WHICH AGREEMENTS HAVE BEEN FILED WITH THE SECRETARY OF THE COMPANY AND ARE AVAILABLE UPON REQUEST."

               SECTION 4. Restrictions on Transfer of Shares. For a period commencing on the Initial Closing Date and ending on the fifth anniversary of the Initial Closing Date, the Management Investor may not sell, transfer, assign, pledge, hypothecate or otherwise dispose of (each, a "transfer") any of the Shares (or the Underlying Common Shares), without the prior express written consent of the Company, provided, however, that the foregoing restriction on transfer shall not apply (i) if Capital Z Beneficially Owns less than (A) fifty percent (50%) of the number of shares of Senior Preferred Stock purchased by Capital Z on the Initial Closing Date (the "Original Preferred Shares") or (B) if any Original Preferred Shares shall thereafter have been converted into Common Stock, fifty percent (50%) of the sum of (x) the aggregate number of shares Common Stock owned by Capital Z as a result of such conversion(s) plus
(y) the aggregate number
of shares Common Stock into which any remaining Original Preferred Shares owned by Capital Z may be converted (determined without regard to any limitations on conversion of such shares prior to the Recapitalization), in each case subject to adjustment for splits, combinations, reclassifications and similar events;
(ii) if the Management Employee dies, retires, is terminated by the Company, or terminates his employment with the Company, subject to the provisions of Section 5 hereof; or (iii) a Change of Control (as defined in the New Option Plan) has occurred, but only if a Capital Z Realization Event (as defined in the New Option Plan) has also occurred on or prior to such Change of Control, and provided, further, that notwithstanding the foregoing restriction on transfer, the Management Investor may transfer, during the twelve-month period ending on the first anniversary of the Initial Closing Date and during each succeeding twelve-month period, up to 25% of the total number of Underlying Common Shares (whether structured as a transfer of Shares, Underlying Shares or a combination thereof) acquired hereunder (subject to adjustment for splits, combinations, reclassifications and similar events), it being further agreed that the Management Investor may request the Company's Board of Directors to allow the Management Investor to transfer Shares (or Underlying Common Shares) in excess of the 25% limitation described in this proviso if extraordinary liquidity needs have arisen with respect to the Management Investor, and, in such event, the Company (through its Board of Directors) will consider such request in good faith and will not unreasonably withhold its consent to a waiver of such limitation.

               SECTION 5. Company's Option to Purchase Shares.

               (a) In the event of the death or retirement from, or termination of employment for any reason with, the Company of the Management Investor (a "Termination Date"), the Company shall have the option, but not the obligation, to purchase all, or any portion, of the Shares (and any Underlying Common Shares that may have been acquired upon conversion of the Shares) then owned by the Management Investor at the Fair Market Value (as hereinafter defined) per Share and/or Underlying Common Share on the Business Day immediately prior to the date on which the Company exercises its option to purchase in accordance with the this Section 5. The Company may exercise the foregoing option at any time within 30 days after the Termination Date, by written notice to the Management Investor, or his legal representative in the case of death, stating a date and time for consummation of the purchase no less than 10 nor more than 30 days after giving of such notice. "Fair Market Value" per Share or per Underlying Common Share, as of any particular date, shall mean (a) in the case of a Share, the product obtained by multiplying (I) the Formula Number (as defined in the Certificate of Designations for the Senior Preferred Stock) in effect as of such date by (II) the Current Market Price (as defined in the Certificate of Designations for the Senior Preferred Stock) for the period of 15 consecutive Trading Days (as defined in the Certificate of Designations for the Senior Preferred Stock) prior to such date, or (b) in the case of an Underlying Share, the Current Market Price for the period of 15 consecutive Trading Days prior to such date.

               (b) At the closing of the purchase of Shares (and any Underlying Common Shares) by the Company pursuant to Section 4(a), the Management Investor will deliver the Shares (and any Underlying Common Shares) to the Company against payment by the Company to the Management Investor of the purchase price for such Shares (and any Underlying Common Shares). Such purchase price shall be paid in cash, provided that if any principal or accrued but unpaid interest is then outstanding under the Note, the cash portion of the purchase price shall be reduced by the amount of such outstanding principal and accrued interest on the Note (with such reduction being applied first to any accrued interest and then to principal), and, if no principal or accrued interest is then remaining on the Note, the Note shall be canceled.

               SECTION 5. Termination. All rights and obligations of the parties hereunder shall terminate upon the date upon which the Purchase Agreement is terminated in accordance with its terms, provided, that any such termination that results from the breach by a party of his or its obligations hereunder shall not relieve such party from any liability for breach of this Agreement.

               SECTION 6. Further Assurances. The Management Investor shall, upon request of the Company, execute and deliver any additional documents and take such further actions as may reasonably be deemed by the Company to be necessary or desirable to carry out the provisions hereof.

               SECTION 7. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be sufficiently given if sent by registered or certified mail, postage prepaid, or overnight air courier service, or telecopy or facsimile transmission (with hard copy to follow) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to the Company, to the address set forth in
Section 7.3 of the Purchase Agreement; and (ii) if to the Management Investor, to the address set forth for the Management Investor in the preamble to this Agreement or by telecopy to (323) 210-4537.

               SECTION 8. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               SECTION 9. Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Company and the Management Investor and delivered to the Company and the Management Investor.

               SECTION 10. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

               SECTION 11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any applicable conflicts of law principles of such State.

               SECTION 12. Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties. Any assignment in violation of the foregoing shall be void.

               SECTION 13. Enforcement. Each party agrees that irreparable damage would occur and that the other party hereto would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to prevent breaches by the other party hereto of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware State court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware State court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of Delaware of in Delaware State court.

               SECTION 14. Severability. If any term or provision hereof, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid or unenforceable with respect to such jurisdiction, and only to such extent, and the remainder of the terms and provisions hereof, and the application thereof to any other circumstance, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law, and the parties hereto shall reasonably negotiate in good faith a substitute term or provision that comes as close as possible to the invalidated or unenforceable term or provision, and that puts each party in a position as nearly comparable as possible to the position each such party would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

               SECTION 15. Amendment; Modification; Waiver. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

               SECTION 16. Expenses. The Company and the Management Investor shall each bear their own legal fees and other costs and expenses with respect to the negotiation, execution and delivery of this Agreement and consummation of the transactions contemplated hereby.

               IN WITNESS WHEREOF, the Company and the Management Investor have caused this Agreement to be duly executed and delivered as of the date first written above.

                                      AAMES FINANCIAL CORPORATION



                                      By     /s/ Barbara S. Polsky
                                             ---------------------------------
                                      Name:  Barbara S. Polsky
                                      Title: Executive Vice President

                                      MANAGEMENT INVESTOR:


                                      /s/ Neil B. Kornswiet
                                      ----------------------------------------
                                      Neil Kornswiet






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

                                  EXHIBIT A TO
                         MANAGEMENT INVESTMENT AGREEMENT
                                (NEIL KORNSWIET)

                                     FORM OF
                             SECURED PROMISSORY NOTE



$                                                          , 1999
 ----------                                        --------



        FOR VALUE RECEIVED, Neil Kornswiet (the "Maker"), hereby promises to pay to the order of Aames Financial Corporation, a Delaware corporation ("Aames"), 2 California Plaza, 350 South Grand Avenue, Los Angeles, CA 90071 or such address as Aames shall have given to the Maker, the principal sum of DOLLARS and 00/100 ($_______), plus interest, which shall accrue from the date hereof, on the unpaid principal balance of this Note at such address, at the rate of 6.5% per annum (computed on the basis of a 360-day year) until the principal amount hereof has been repaid in full, on ________, 2004.

        The Maker shall have the option to prepay the principal amount and accrued interest on this Note, in whole or in part, at any time, without payment of premium or penalty. During the period in which this Note is outstanding, the Maker shall make an annual mandatory prepayment against the outstanding principal balance of, and accrued interest on, this Note an amount equal to 25% of the aggregate cash bonuses (if any) paid to Maker in respect of the fiscal year ended immediately prior to such payment date, net of income taxes payable thereon, such payments to be made within two business days after receipt of the cash bonus paid at the end of such fiscal year and to be applied first, against any accrued and unpaid interest on this Note and then, to the outstanding principal balance of this Note. In addition, upon receipt by the Maker of any proceeds from the transfer of the securities pledged under the Pledge Agreement (as defined below) or dividends, interest payments or other distributions of cash in respect of such pledged securities, the Maker shall make an immediate prepayment in respect of the Note in an amount equal to the after tax amount of such proceeds, dividends, payments or distributions, with such prepayments to be applied first to the payment of all interest accrued on, and then to the payment of unpaid principal of, this Note.

        Payments of principal and interest shall be made in such currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

        Aames and the Maker have entered into a pledge agreement dated the date hereof (the "Pledge Agreement") providing, among other things, for the securing of this Note by a pledge of the Pledged Collateral (as defined in the Pledge Agreement).

If any of the following events (each, an "Event of Default") shall occur:

                       (a) the Maker shall default in the payment of any part of the principal or interest on this Note when the same shall become due and payable, whether at maturity, by acceleration or otherwise and such default continues for more than 10 days after receipt of notice from Aames;

                       (b) the Maker's employment with Aames shall have ceased for any reason whatsoever or for no reason, whether such cessation is voluntary or involuntary, and regardless of whether the Maker may claim such cessation of employment constitutes a wrongful termination of employment;

                       (c) the Maker shall (i) become insolvent or be unable, or admit in writing his inability, to pay his debts as they mature; (ii) make a general assignment for the benefit of creditors; (iii) be adjudicated as bankrupt or insolvent or file a voluntary petition in bankruptcy; (iv) file a petition or an answer seeking an arrangement with creditors to take advantage of any insolvency law; or (v) file an answer admitting to the material obligations or consent to, or default in answering, or fail to have dismissed within 60 days after the filing thereof, a petition filed against him in any bankruptcy or insolvency proceeding; or

                       (d) any breach of the Maker's obligations under the Pledge Agreement shall have occurred and be continuing or any representation or warranty made thereunder shall be false in any material respect, then, the holder of this Note may at any time by written notice to the Maker, declare the entire unpaid principal of and the interest accrued on this Note through the date of such Event of Default to be forthwith due and payable, without other notices or demands of any kind, all of which are hereby waived by the Maker.

        Subject to the terms and conditions herein, if Maker is employed by Aames for the full period from the date hereof through the first anniversary of the Effective Date, as such term is defined in Maker's current Employment Agreement with Aames (the "Employment Agreement"), or through the date of any earlier termination of Maker's employment by Aames pursuant to Paragraphs 5A, B, or F of the Employment Agreement or by the Maker pursuant to Paragraph 5D of the Employment Agreement, the indebtedness evidenced by this Note shall be nonrecourse (i.e., Aames shall not have recourse to any assets of Maker for any liability under or in connection with the Pledge Agreement other than the Pledged Collateral and, Aames shall not be liable for any deficiency owing in respect of such liabilities in the event the proceeds derived from the sale of such Pledged Collateral are insufficient to pay such liabilities.

        The Maker agrees to pay to the holder hereof all expenses incurred by such holder, including reasonable attorneys' fees, in enforcing and collecting this Note.

        The Maker hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

        This Note shall be paid without deduction by reason of any set-off, defense or counterclaim of the Maker.

        This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles thereof, shall be binding upon the heirs or legal representatives of the Maker and shall inure to the benefits of the successors and assigns of Aames.



                                           ---------------------------------
                                                    Neil Kornswiet

                  EXHIBIT B TO MANAGEMENT INVESTMENT AGREEMENT
                                (NEIL KORNSWIET)



                            FORM OF PLEDGE AGREEMENT



               PLEDGE AGREEMENT ("Agreement"), dated as of _____, 1999, made by Neil Kornswiet, an individual residing at 16105 Whitecap Lane, Huntington Beach, CA, 92649 (the "Pledgor"), to Aames Financial Corporation, a Delaware corporation ("Aames").



               WHEREAS, on the date hereof, the Pledgor is purchasing shares of Aames' Series C Convertible Preferred Stock, par value $0.001 per share ("Series C Preferred Stock"), pursuant to a Management Investment Agreement, dated the date hereof, between Pledgor and Aames (the "Management Investment Agreement"); and



               WHEREAS, as part of the transactions contemplated by the Management Investment Agreement, the Pledgor is executing and delivering to Aames a Secured Promissory Note dated as of the date hereof in favor of Aames (the "Aames Note") as part of the purchase price for the Series C Preferred Stock, and (ii) in accordance with the terms and conditions set forth herein, pledge the Series C Preferred Stock, together with any shares of Aames' common stock, par value $0.001 per share that may be acquired upon conversion of the Series C Preferred Stock (the "Underlying Common Shares, and, together with the shares of Series C Preferred Stock, the "Pledged Shares").



               NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and in order to induce Aames to accept the Aames Note, the Pledgor hereby agrees as follows:



               SECTION 1. Pledge. The Pledgor hereby pledges to Aames, and grants to Aames a security interest in, the following (the "Pledged Collateral"):



               (i) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property of any character whatsoever (including, without limitation, shares of Common Stock) from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Shares; and



               (ii) all proceeds of any and all of the foregoing collateral (including, without limitation, proceeds that constitute property of the types described above).



               SECTION 2. Security for Obligations. This Agreement secures the payment of all obligations, whether for principal, interest, fees, expenses or otherwise, now or hereafter existing, of the Pledgor under the Aames Note and under this Agreement (all such obligations of the Pledgor being the "Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by the Pledgor to Aames under the Aames Note or this Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Pledgor.



               SECTION 3. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Aames pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Aames. Aames shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to have registered in the name of Aames or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 6(a). For the better perfection of Aames's rights in and to the Pledged Collateral, the Pledgor shall forthwith, upon the pledge of any Pledged Collateral hereunder, cause such Pledged Collateral to be registered in the name of Aames or such nominee or nominees of Aames as Aames shall direct, subject only to the revocable rights specified in Section 6(a). In addition, Aames shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.



               SECTION 4. Representations and Warranties. The Pledgor represents and warrants as follows:

               (a) Neither the execution nor the delivery by the Pledgor of this Agreement nor the consummation by the Pledgor of the transactions contemplated hereby, nor compliance with nor fulfillment by the Pledgor of the terms and provisions hereof, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any lease, contract, instrument, mortgage, deed of trust, trust deed or deed to secure debt evidencing or securing indebtedness for borrowed money, financing lease, law, rule, regulation, judgment, order, award, decree or other restriction of any kind to which the Pledgor is a party or by which he is bound.



               (b) This Agreement has been duly executed and delivered by the Pledgor and is the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.



               (c) There is no action, lawsuit, claim, counterclaim, proceeding, or investigation (or group of related actions, lawsuits, claims, proceedings or investigations) pending or, to the knowledge of the Pledgor, threatened, relating to or challenging the Pledgor's obligations under this Agreement or the pledge of the Pledged Collateral hereunder.



               (d) The Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.



               (e) The pledge of the Pledged Shares pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Obligations.



               (f) No consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) for the exercise by Aames of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with any disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally).



               (g) There are no conditions precedent to the effectiveness of the Pledgor's obligations under this Agreement that have not been satisfied or waived.



               SECTION 5. Further Assurances. (a) The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Aames may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Aames to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.



               (b) The Pledgor hereby authorizes Aames to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Pledged Collateral without the signature of the Pledgor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Pledged Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.



               SECTION 6. Voting Rights; Dividends, Etc. (a) so long as no Event of Default (as defined in the Aames Note) or event which, with the giving of notice or the lapse of time, or both, would become such an Event of Default shall have occurred and be continuing:



               (i) The Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Aames Note; provided, however, that the Pledgor shall not exercise or refrain from exercising any such right if, in Aames's judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof.



               (ii) The Pledgor shall be entitled to any and all dividends paid in respect of the Pledged Collateral; provided, however, that any and all dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral, shall be, and shall be forthwith delivered to Aames to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of Aames, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to Aames as Pledged Collateral in the same form as so received (with any necessary endorsement or assignment); and provided, further, that the after tax amount of any cash dividends, proceeds, or other distributions paid in respect of the Pledged Collateral shall be applied as an immediate prepayment in respect of the Aames Note, with such prepayments to be applied first to the payment of all interest accrued on, and then to the payment of unpaid principal of, the Aames Note.



               (iii) Aames shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above.



               (b) Upon the occurrence and during the continuance of an Event of Default or an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default:



               (i) All rights of the Pledgor (x) to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) shall, upon notice to the Pledgor by Aames, cease and (y) to receive the dividends payments which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in Aames (or its designee), who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends.



               (ii) All dividends which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 6(b) shall be received in trust for the benefit of Aames, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to Aames as Pledged Collateral in the same form as so received (with any necessary endorsement).



               SECTION 7. Transfers and Other Liens. The Pledgor agrees that it will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or (ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement and except for any such sale the proceeds from which are used to repay all unpaid principal of, and accrued interest on, the Aames Note (with such proceeds first being applied to accrued interest and then to principal).



               SECTION 8. Appointment of Attorney-in-Fact. The Pledgor hereby appoints [_______] the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in Aames's discretion to take any action and to execute any instrument that Aames may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section 6), including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.



               SECTION 9. Aames May Perform. If the Pledgor fails to perform any agreement contained herein and does not cure such failure within 10 days after its receipt of written notice from Aames, Aames may itself perform, or cause performance of, such agreement, and the expenses of Aames incurred in connection therewith shall be payable by the Pledgor under Section 12.

               SECTION 10. Aames' Duties. The powers conferred on Aames hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Aames shall have no duty as to any Pledged Collateral as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Aames has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Collateral. Aames shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Aames accords its own property.



               SECTION 11. Remedies upon Default. If any Event of Default shall have occurred and be continuing:



               (a) Aames may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of Delaware at that time (the "Code") (whether or not the Code applies to the affected Collateral), and may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Aames may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Aames shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Aames may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.



               (b) Any cash held by Aames as Pledged Collateral and all cash proceeds received by Aames in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral may, in the discretion of

        Aames, be held by Aames as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to Aames pursuant to Section 12) in whole or in part by Aames against, all or any part of the Obligations in such order as Aames shall elect. Any surplus of such cash or cash proceeds held by Aames and remaining after payment in full of all the Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.



               SECTION 12. Expenses. The Pledgor will upon demand pay to Aames the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Aames may incur in connection with (i) the exercise or enforcement of any of the rights of Aames hereunder or (ii) the failure by the Pledgor to perform or observe any of the provisions hereof.



               SECTION 13. Security Interest Absolute. The obligations of the Pledgor under this Agreement are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Pledgor to enforce this Agreement. All rights of Aames and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:



               (i) any lack of validity or enforceability of the Aames Note any other agreement or instrument relating thereto;



               (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations, or any other amendment or waiver of or any consent to any departure from the Aames Note;



               (iii) any taking, exchange, release or nonperfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations;



               (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Pledgor;



               (v) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor.



               SECTION 14. Amendments, Etc. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and no consent to any departure by one party herefrom, shall in any event be effective unless the same shall be in writing and signed by the other party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.



               SECTION 15. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and sent by express courier, telecopied, telegraphed, telexed or hand-delivered, if to the Pledgor, at his address first set forth above; and, if to Aames, at its address at 2 California Plaza, 350 South Grand Avenue, Los Angeles, CA 90071, Attention: Cary Thompson; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when sent by express courier, be effective three days after being sent, when telecopied, telegraphed, telexed or hand-delivered, be effective when telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered, respectively.



               SECTION 16. Continuing Security Interest; Assignments Under Aames Note. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full of the Obligations and all other amounts payable under this Agreement, (ii) be binding upon the Pledgor, its successors and assigns and (iii) inure to the benefit of, and be enforceable by, Aames and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), Aames may assign or otherwise transfer all or any portion of its rights and obligations under the Aames Note to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to Aames herein or otherwise. Upon the payment in full of the Obligations and all other amounts payable under this Agreement, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor. Upon any such termination, Aames will, at the Pledgor's expense, return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.



               SECTION 17. Governing Law; Terms. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF DELAWARE. Unless otherwise defined herein or in the Aames Note, terms defined in
Article 9 of the Code are used herein as therein defined.

               IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.





                                                  ------------------------------

                                                          Neil Kornswiet



ACKNOWLEDGED AND AGREED:



AAMES FINANCIAL CORPORATION





By:
   -------------------------
    Name:

    Title: